SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:
/_/ Preliminary Proxy Statement
/_/ Confidential, for Use of the commission Only (as permitted by Rule
    14a-6(e)(2)
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Microlog Corporation
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/_/ No fee required.
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       _________________________________________________________________________

    2) Aggregate number of securities to which transaction applies:
       _________________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
       _________________________________________________________________________

    4) Proposed maximum aggregate value of transaction:
       _________________________________________________________________________

    5) Total fee paid:
       _________________________________________________________________________

/X/ Fee paid previously with preliminary proxy materials.
       _________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed:                         FEBRUARY 25, 1997
                   _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                               February 25, 1997

Dear Shareholder:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Microlog Corporation (the "Company") to be held March 25, 1997, at 10:00 a.m., at the Gaithersburg Hilton, 620 Perry Parkway, Gaithersburg, Maryland, 20877, in the Potomac-Rockville room.

     The Annual Meeting has been called for the following purposes:

     (1)  to elect one director to serve for a term of three years;

     (2) to ratify the appointment by the Board of Directors of the firm of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending October 31, 1997;

     (3) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors of Microlog Corporation unanimously recommends that you vote "FOR" proposals (1), and (2) to be considered at the Annual Meeting.

     Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to vote, sign, date, and return the enclosed proxy card as soon as possible, even if you plan to attend the Annual Meeting. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting. Signing the proxy will assure that your vote is counted if, for any reason, you are unable to attend.

                                              Sincerely yours,

                                              /s/ Richard A. Thompson

                                              Richard A. Thompson
                                              Chief Executive Officer

                              MICROLOG CORPORATION

                              20270 Goldenrod Lane
                           Germantown, MD 20876-4070
                                 (301) 428-9100

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS;
                           TO BE HELD MARCH 25, 1997

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Microlog Corporation (the "Company") will be held on March 25, 1997, at 10:00 a.m., local time, at the Gaithersburg Hilton, 620 Perry Parkway, Gaithersburg, Maryland, 20877, for the following purposes:

     1.   To elect one director to serve for a term of three years;

     2. To ratify the appointment by the Board of Directors of the firm of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending October 31, 1997;

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Pursuant to the By-Laws of the Company, the Board of Directors has fixed February 3, 1997 as the record date for the Annual Meeting with respect to this solicitation. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     In the event there are not sufficient votes to approve one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                                             By Order of the Board of Directors

                                             /s/ Richard A. Thompson

                                             Richard A. Thompson
                                             Chief Executive Officer

Germantown, Maryland
February 25, 1997

PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                              MICROLOG CORPORATION

                              20270 Goldenrod Lane
                           Germantown, MD 20876-4070
                                 (301) 428-9100

                              ---------------------
                                PROXY STATEMENT
                              ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 March 25, 1997

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Microlog Corporation, a Virginia corporation (the "Company"), for use at the 1996 Annual Meeting of Shareholders to be held on March 25, 1997 at 10:00 a.m., local time, at the Gaithersburg
Hilton, 620 Perry Parkway, Gaithersburg, Maryland, 20877, and at any adjournments thereof (the "Annual Meeting").

     The Annual Meeting is being called for the following purposes:

     (1)  to elect one director to serve for a term of three years;

     (2) to ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending October 31, 1997;

     (3) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Record holders of the Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on February 3, 1997, the record date, are entitled to notice of, and to vote at, the Annual Meeting. As of January 16, 1997, there were outstanding 4,193,143 shares of Common Stock. Each shareholder will be entitled to one vote for each share of Common Stock held at the close of business on the record date. At the Annual Meeting, votes will be counted by written ballot.

     This Proxy Statement, and the accompanying notice of the Annual Meeting and proxy card, will first be sent or given to shareholders on or about February 26, 1997. The Company's Annual Report to Shareholders for the fiscal year ended October 31, 1996 accompanies this Proxy Statement.

     The shares of Common Stock represented by valid proxies received by the Company in time for the Annual Meeting will be voted as specified in such proxies. Executed but unmarked proxies will be voted:

     (1)  FOR the election of the Board of Directors' nominee for director;

     (2) FOR the ratification of the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending October 31, 1997;

     If any other matters properly come before the Annual Meeting, the persons named as proxies will, unless the shareholder otherwise specifies in the proxy, vote upon such matters as determined by a majority of the Board of Directors.

     The election of the Board of Directors' nominee for director will require the affirmative vote of a plurality of the shares entitled to vote in the election of directors. Approval of the ratification of independent accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Company entitled to vote thereon and who vote in person or by proxy at the Annual Meeting. In order to approve the transaction of any other business as may properly come before the Annual Meeting, or any adjournments thereof, the votes cast at the Annual Meeting approving the action must exceed the votes cast opposing the action. Abstentions and broker non-votes will not be counted as either approving or opposing the action.

     Any shareholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Annual Meeting and voting in person or by delivering to the Secretary of the Company at 20270 Goldenrod Lane, Germantown, MD 20876-4070, a written notice of revocation or duly executed proxy bearing a later date.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile, or telegraph by officers, directors, and employees of the Company who will not be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation materials to the beneficial owners of such shares held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in connection therewith.

     The Company is required to file an Annual Report on Form 10-K for the fiscal year ended October 31, 1996 with the Securities and Exchange Commission ("SEC"). Shareholders can obtain, free of charge, a copy of such Annual Report by writing to Microlog Corporation, 20270 Goldenrod Lane, Germantown, MD 20876-4070, Attention: Corporate Secretary.

              STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information as of January 17, 1997 with respect to the ownership of shares of Common Stock by (i) owners of more than 5% of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the named executive officers of the Company, and (iv) all directors and officers of the Company as a group. The information is based on the most recent filings with the SEC by such persons or upon information provided by such persons to the Company. Unless otherwise indicated, the persons shown in the table are believed to have sole voting and investment power with respect to the entire number of shares reported.

NAME AND ADDRESS OF                          NUMBER OF SHARES     PERCENTAGE OF
BENEFICIAL OWNER (1)                         BENEFICIALLY OWNED   OWNERSHIP (2)
--------------------                         ------------------   -------------
Joe J. Lynn                                    333,350               7.9%
20270 Goldenrod Lane
Germantown, MD  20876-4070

J. Graham Hartwell                             319,050               7.6%
20270 Goldenrod Lane
Germantown, MD  20876-4070

Hathaway & Associates, Ltd                     373,000               8.9%
119 Rowayton Avenue
Rowayton, Connecticut 06853

Richard A. Thompson                            175,000(3)            4.0%
20270 Goldenrod Lane
Germantown, MD  20876-4070

Steven R. Delmar                               101,000(4)            2.4%
20270 Goldenrod Lane
Germantown, MD 20876-4070

Deborah M. Grove                                46,200(5)            1.1%
20270 Goldenrod Lane
Germantown, MD  20876-4070

Robert E. Gray, Jr                              27,520(6)              *
20270 Goldenrod Lane
Germantown, MD 20876-4070

David M. Gische                                 35,000(7)              *
20270 Goldenrod Lane
Germantown, MD 20876-4070

All officers and directors as
a group (9 persons)                          1,028,452(8)           22.9%
----------
*    Less than 1% of the shares outstanding.

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security for purposes of the Rule if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares.

(2) For the purpose of computing the percentage of ownership of each beneficial owner, any securities which were not outstanding but which were subject to options, warrants, rights, or conversion privileges held by such beneficial owner exercisable within 60 days were deemed to be outstanding in determining the percentage owned by such person but are not deemed outstanding in determining the percentage owned by any other person.

(3) Includes 12,000 shares held by the Company's Money Purchase Pension Plan, of which Mr. Thompson is a trustee. Mr. Thompson disclaims beneficial ownership of such shares. Also includes 160,000 shares that may be acquired by Mr. Thompson within 60 days of the record date upon the exercise of stock options. Does not include 180,000 shares that may be acquired by Mr. Thompson more than 60 days after the record date upon the exercise of stock options.

(4) Includes 12,000 shares held by the Company's Money Purchase Pension Plan, of which Mr. Delmar is a trustee. Mr. Delmar disclaims beneficial ownership of such shares. Also includes 63,000 shares that may be acquired by Mr. Delmar within 60 days of the record date upon the exercise of stock options. Does not include 12,000 shares that may be acquired by Mr. Delmar more than 60 days after the record date upon the exercise of stock options.

(5) Includes 28,000 shares that may be acquired by Ms. Grove within 60 days of the record date upon the exercise of stock options. Does not include 12,000 shares that may be acquired by Ms. Grove more than 60 days after the record date upon the exercise of stock options.

(6) Includes 17,000 shares that may be acquired within 60 days of the record date upon the exercise of stock options that have been granted. Includes 6,500 shares held by Mr. Gray's spouse. Mr. Gray disclaims beneficial ownership of such shares.

(7) Includes 27,000 shares that may be acquired within 60 days of the record date upon the exercise of stock options. Includes 3,000 shares held by Mr. Gische's spouse. Mr. Gische disclaims beneficial ownership of such shares.

(8) Includes 298,332 shares that may be acquired within 60 days of the record date upon the exercise of stock options. Does not include 244,001 shares that may be acquired more than 60 days after the record date upon the exercise of stock options. Includes 12,000 shares held by the Company's Money Purchase Pension Plan, of which Messrs. Thompson and Delmar are trustees. Messrs. Thompson and Delmar each disclaims beneficial ownership of such shares.

                            MATTERS TO BE ACTED UPON
                             ELECTION OF DIRECTORS
                                (Proposal No. 1)

     The By-Laws of the Company currently provide that the membership of the Board be divided into three classes. The Board of Directors currently consists of six directors with each class having two directors. The term of only one class of directors expires each year, and their successors are elected for a term of three years and until their successors are duly elected and qualified. Any director elected to fill any vacancy occurring in the Board of Directors, including any vacancy created by an increase in the number of directors, shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred. There is currently one vacancy on the Board.

     At the Annual Meeting, one director will be elected. The nominee, Robert E. Gray, Jr., currently is serving as a director and has indicated a willingness to continue serving if elected. Two directors were elected in 1996 for three-year terms ending in 1999, and two directors were elected in 1995 for three-year terms ending in 1998. The Board is presently searching for a suitable candidate to fill the vacancy on the Board.

     The following table provides information as to the nominee for director of the Company for term ending in 2000, and as to directors whose terms in office will continue.

                                                      EXPIRATION
     NAME                              AGE              OF TERM
     ----                              ---              -------
     NOMINEE
     -------
     Robert E. Gray, Jr                55                2000

     CONTINUING DIRECTORS
     --------------------
     J. Graham Hartwell                66                1998
     Joe J. Lynn                       65                1998
     David M. Gische                   47                1999
     Richard A. Thompson               50                1999


     Robert E. Gray, Jr. has been a director of the Company since 1977. He is currently Senior Vice President of Prosperity Bank and Trust, in Springfield, Virginia. He was employed by Hallmark Bank & Trust Co. from 1985 to 1992 - as Director and Executive Vice President from 1989 to 1992, and prior thereto as Senior Vice President and Chief Lending Officer. From 1992 to 1993, he served as Senior Vice President of Suburban Bank of Virginia, NA in McLean, Virginia.

     David M. Gische has been a director of the Company since April 1985. Mr. Gische, an attorney, has been associated with the law firm of Ross, Dixon & Masback in Washington, D.C. since November 1983. From September 1978 until November 1983, Mr. Gische was associated with the Washington, D.C. law firm of Hogan & Hartson LLP, counsel to the Company.

     Richard A. Thompson is President and Chief Executive Officer of the Company, effective January 1, 1997. He was President and Chief Operating Officer of the Company from June 1992 through January 1, 1997. Mr. Thompson was elected a director of the Company in September 1992. Prior to joining Microlog Corporation, Mr. Thompson was President and a director of General Kinetics, Inc., a diversified manufacturing company from October 1989 to December

1991. Other positions he has held have been as President of Thompson Associates, a management consulting firm from 1988 to 1989 and as Marketing Manager with General Electric Company from 1985 to 1988. Mr. Thompson is also a Captain in the U. S. Naval Reserve.

     J. Graham Hartwell has been Chairman of the Board since March 1986 and a director of the Company since 1969. He was President of the Company from its organization in 1969 until October 1989. In October 1989, Mr. Hartwell became Chief Executive Officer of the Company and served in that capacity until his retirement on April 30, 1991.

     Joe J. Lynn is Chief Development Officer of the Company, effective January 1, 1997. He was Chief Executive Officer of the Company from May 1, 1991 through January 1, 1997 and served as President of the Company from October 1989 to June 1992. Before this, Mr. Lynn was Executive Vice President of the Company and served as President of the Company's subsidiary, Microlog Corporation of Maryland. He has been a director of the Company since its formation in 1969. From 1966 until 1970, Mr. Lynn was employed as a manager with DBA Systems, Inc. Prior thereto, from 1961 to 1966, he served as a manager at the Kennedy Space Flight Center for RCA, which is presently a subsidiary of General Electric Company.

     During fiscal year 1996, there were nine meetings (including regularly scheduled and special meetings) of the Board of Directors. All directors attended more than 75% of such meetings.

     The Board has an Audit Committee, a Management Compensation Committee, and a Stock Option Committee, but does not have a Nominating Committee. The Audit, Management Compensation, and Stock Option Committees each consists of Messrs. Gische and Gray.

     The Audit Committee is primarily responsible for approving the services performed by the Company's independent accountants. The Audit Committee met one time during fiscal year 1996. Each member of the Audit Committee attended this meeting.

     The function of the Management Compensation Committee is to make recommendations to the Board of Directors with respect to the compensation of certain officers and employees, including the executive officers. The Management Compensation Committee met one time during fiscal year 1996. Each member of the Management Compensation Committee attended this meeting.

     The function of the Stock Option Committee is to make recommendations to the Board of Directors with respect to the grant of stock options to officers and employees. The Stock Option Committee met six times during fiscal year 1996. Each member of the Stock Option Committee attended these meetings.

                                   MANAGEMENT

     The executive officers of the Company, and their respective ages as of January 16, 1997, are as follows:

NAME                                    AGE   OFFICES AND POSITIONS HELD
----                                    ---   --------------------------
Joe J. Lynn*                            65    Chief Development Officer and
                                              Director
Richard A. Thompson*                    50    President, Chief Executive Officer
                                              and Director
Steven R. Delmar                        41    Executive Vice President and
                                              Chief Financial Officer
Deborah M. Grove                        44    President of subsidiary, Old
                                              Dominion Systems Incorporated of
                                              Maryland

* Effective as of January 1, 1997, Mr. Lynn, who had been Chief Executive Officer since May 1, 1991, resigned from that position, but agreed to remain employed by the Company for an additional three years as Chief Development Officer, with duties specified by the Board of Directors. Mr. Thompson, who had been President and Chief Operating Officer since June 1992, became the Chief Executive Officer.

     Steven R. Delmar has been Executive Vice President of the Company since October 1989 and was President of Microlog Corporation of Maryland, a wholly-owned subsidiary of the Company, from May 1991 to July 1992. Mr. Delmar was Microlog's Chief Financial Officer from January 1987 to May 1991. He served as Chief Operating Officer of Microlog (rather than Chief Financial Officer) from May 1991 until July 1992, and following the hiring of Mr. Thompson as President and Chief Operating Officer, Mr. Delmar resumed his position as Chief Financial Officer. He was Vice President of the Company from January 1987 to October 1989. Since 1979, Mr. Delmar has held various offices with the Company and its subsidiaries, including Assistant Comptroller, Comptroller, General Manager and Vice President. A certified public accountant, Mr. Delmar held accounting positions with Bechtel Power Corporation, a commercial construction firm, and the Veterans Administration prior to his employment with Microlog.

     Deborah M. Grove became President of Old Dominion Systems Incorporated of Maryland, a wholly-owned subsidiary of the Company, in May 1991. From 1983 until May 1991, Ms. Grove was Vice President of Old Dominion Systems Incorporated of Maryland and from 1985 until May 1991, Vice President of Old Dominion Services, Inc. Ms. Grove holds a Master of Science degree in Business and Finance and a Bachelor of Science degree in Business Administration.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending October 31, 1994, 1995, and 1996, the salary, bonus, and certain other forms of compensation paid or accrued for those years by the Company and its subsidiaries to the Chief Executive Officer and each of the three other executive officers whose salary and bonus compensation exceeded $100,000 in fiscal 1996 ("named executive officers").

                           SUMMARY COMPENSATION TABLE

                              Annual Compensation                                        Long Term Compensation
                              -------------------                                        ----------------------
                                                                                        Awards           Payouts
                                                                   Other                ------           -------
                                                                  Annual     Restricted
                                                                  Compen-      Stock         Options        LTIP        All Other
                                 Fiscal    Salary      Bonus      sation       Award(s)        /SARs       Payouts       Compen-
Name and Principal Position      Year      ($)(a)       ($)       ($)(b)       ($)             (#)         ($)         sation ($)(c)
------------------------------------------------------------------------------------------------------------------------------------
Joe J. Lynn                      1996      184,206     24,500      22,410                                                10,908
Chief Executive Officer          1995      169,919     50,000       7,715                                                10,851
                                 1994      169,207                  4,513                                                12,027

Richard A. Thompson              1996      164,994     31,500      16,341                    150,000                     13,000
President and Chief              1995      160,000     90,000       4,622                    100,000                     12,125
Operating Officer                1994      157,453                  5,947                                                12,500

Steven R. Delmar                 1996      135,000     25,500       8,861                                                10,555
Executive Vice President         1995      130,000     40,000       3,980                    15,000                      10,255
and Chief Financial Officer      1994      129,163                  3,873                                                11,164

Deborah M. Grove                 1996      115,003     23,500      12,609                                                 9,117
President of subsidiary,         1995      110,000     40,000      10,039                    15,000                       8,784
Old Dominion Systems             1994      106,386                  9,498                                                 8,520
Incorporated of Maryland

(a)  Includes deferred compensation

     For fiscal 1996, 1995, and 1994 Mr. Lynn's deferred compensation included in his salary was $14,200, $4,919, and $151 respectively.

     For fiscal 1996, 1995, and 1994 Mr. Delmar's deferred compensation included in his salary was $0, $0, and $149 respectively.

     For fiscal 1996, 1995, and 1994 Ms. Grove's deferred compensation included in her salary was $0, $0, and $124 respectively.

(b) Other annual compensation consists of reimbursements under the Company's Executive Medical Reimbursement Plan, paid personal leave, and personal use of automobiles.

(c) All other compensation consists of 401k matching contributions and pension plan contributions.

     For fiscal 1996 Mr. Lynn's 401k matching and pension contributions were $1,908, and $9,000 respectively.

     For fiscal 1996 Mr. Thompson's 401k matching and pension contributions were $4,000, and $9,000 respectively.

     For fiscal 1996 Mr. Delmar's 401k matching and pension contributions were $2,275, and $8,280 respectively.

     For fiscal 1996 Ms. Grove's 401k matching and pension contributions were $1,770, and $7,347 respectively.

STOCK OPTIONS

     The following table contains information with respect to grants of stock options to each of the named executive officers during the fiscal year ended October 31, 1996. All such grants were made under the prior stock option plan or the new Stock Option Plan (subject to shareholder approval).

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         Potential
                                                                                                   Realizable Value at
                                                                                                   Assumed Annual Rates
                                                       Individual Grants                           Rates of Stock Price
                              -------------------------------------------------------------          Appreciation for
                                                    % of Total                                        Option Term (a)
                                  Number of       Options Granted    Exercise   Expiration       --------------------------
                              Options Granted      to Employees    Price ($/sh)    Date            5% ($)          10% ($)
Richard A. Thompson (b)         150,000                 59%           $5.50       12/20/05        519,000         1,314,838

----------

(a) Share prices for Mr. Thompson assuming a 5% and 10% annual appreciation at the end of the term of his option are $8.96 and $14.27, respectively.

(b) These options vest over a three-year period with 33.3% vesting at the end of each year, subject to the Company's stock price meeting or exceeding specified levels.

     The following table provides information concerning the exercise of stock options by the named executive officers during fiscal 1996.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                         YEAR, AND FY-END OPTION VALUES

                                                                 Number of           Value of Unexercised
                                                                 Securities          In-the Money Options
                                                                 Underlying             at FY-End ($)(a)
                                                            Unexercised Options
                                                               at FY End (#)

                        Shares Acquired     Value             Exercisable/           Exercisable/
NAME                     on Exercise (#)  Realized ($)(b)     Unexercisable           Unexercisable
----                     ---------------  ---------------     -------------           -------------
Richard A. Thompson           10,000         $14,750          160,000/180,000        880,000/990,000
Deborah M. Grove                  --              --           28,000/ 12,000        154,000/ 66,000
Steven R. Delmar              25,000              --           63,000/ 12,000        346,500/ 66,000
----------

(a)  Calculations based on closing price of stock of $5.50 on October 31, 1996.

(b)  The  amount  realized   subsequent  to  October  31,  1996  was  $9,000.00.

EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS

     The Company is a party to an employment agreement with Mr. Lynn. The agreement provides for employment of Mr. Lynn through December 31, 1999. Mr. Lynn's annual salary under his employment agreement equals (a) the sum of $80,000 for 1997, $84,000 for 1998 and $88,200 for 1999 (the "Base Amount"),
plus (b) the sum of $93,779.70 per annum for 1997, 1998, and 1999 (the "Additional Amount"). The employment agreement entitles Mr. Lynn to certain employee benefits, generally those available to the Company's employees or executive officers, but not including participation in the incentive stock option plan or executive bonus plan. Upon termination of employment without cause, the Base Amount, plus all benefits, will be paid for twelve months, the Additional Amount will be paid for the remainder of the term of the employment agreement and, for any portion of such period during which Mr. Lynn is not entitled to receive the Base Amount, the Additional Amount will be increased by $2,000 per month. The employment agreement permits Mr. Lynn to move to a part time status, with a pro rata decrease in the Base Amount, or to become a consultant and perform only consulting services reasonably requested by the Company, in which event Mr. Lynn would not receive the Base Amount but would receive the Additional Amount increased by $2,000 per month, plus applicable benefits.

     The Company is a party to an employment agreement with Mr. Thompson. The agreement provides for employment of Mr. Thompson through December 31, 1998. Mr. Thompson's annual salary under his employment agreement is subject to increase and discretionary bonuses each year as determined by the Board of Directors. On December 16, 1996, the Board of Directors set a salary to become effective as of January 1, 1997 under this agreement for Mr. Thompson of $185,000, which represents a 12% increase from the prior year. The employment contract entitles Mr. Thompson to certain fringe benefits, including insurance coverage and various executive perquisites. Upon termination of employment without cause, the existing base salary, plus all benefits, will be paid in monthly installments for twelve months. The employment agreement also entitles Mr. Thompson to continue to serve as a director of the Company for so long as he continues to be an officer of the Company.

     The Company is a party to a noncontributory deferred compensation agreement with Mr. Lynn under which the Company is obligated to make payments to Mr. Lynn (or his beneficiaries) over the ten-year period subsequent to his retirement (on or after age 65), permanent disability, or death. The aggregate amount owed to Mr. Lynn under this agreement is payable either in equal monthly installments over the ten-year period or in an appropriately discounted single sum payment (at the election of Mr. Lynn). This amount is determined by multiplying $2,500 by the number of months of employment during the period April 1, 1988 to January 1, 1995 and adding an initial contribution of $10,000. During the fiscal year ended October 31, 1996, the Company accrued $14,200 in interest for Mr. Lynn under this contract.

MANAGEMENT  COMPENSATION  COMMITTEE  REPORT ON  EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally are made by the two-member Management Compensation Committee of the Board. Each member of the Management Compensation Committee is a non-employee director. All decisions by the Management Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Set forth below is a report submitted by the Management Compensation Committee addressing the Company's compensation policies for fiscal 1996 as they affected the Company's executive officers, including the Chief Executive Officer and the named executive officers.

COMPENSATION   POLICIES  FOR  EXECUTIVE   OFFICERS.   The  Company's   executive
compensation policies are designed to provide competitive levels of compensation, assist the Company in attracting and retaining qualified executives, reward superior corporate performance, and recognize individual initiative and achievement. Measurement of corporate performance is primarily based upon Company goals and industry performance levels. The Company considers compensation paid to its executive officers to be deductible for purposes of Section 162(m) of the Internal Revenue Code. Target levels of the executive officers' overall compensation are intended to be consistent with other executives in the Company's industry, including members of its peer group, taking into account the size and financial results of these respective companies. In the past few years, this policy has resulted in certain executive officers' overall compensation being at the lower end of executive compensation in the Company's industry and peer group. However, the Management Compensation Committee expects to consider during 1997 whether this result is consistent with the Company's performance over the past two years. The Management Compensation Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

RELATIONSHIP OF PERFORMANCE TO EXECUTIVE COMPENSATION. Compensation paid to the Company's executive officers in fiscal 1996, which related to the performance of the Company, consisted of the following components: base salary, cash bonuses, grants of stock options under stock option plans, and executive perquisites.

     Base Salary. The Management Compensation Committee reviews executive base salaries on a regular basis. In view of the Company's financial performance during fiscal 1996, base salaries for Messrs. Thompson and Delmar, and Ms. Grove were increased effective January 1, 1997 to approximately $185,000, $145,000, and $125,000, respectively.

     Cash Bonuses. The Management Compensation Committee also determines, generally on an annual basis, whether to award bonuses to executive officers based upon their individual performance or on the performance of the Company as a whole. In prior years, the Board, at the recommendation of the Management Compensation Committee, has adopted specific incentive compensation arrangements for executive officers which consist of cash bonuses payable if the Company achieved certain pre-tax (and pre-bonus) profit and sales goals. The Company utilizes an executive bonus plan under which a pool of funds, determined by formula, is set aside for selected executives. The amount of funds set aside for the bonus pool is based on the Company's sales and pre-tax income. A new
Executive Bonus Plan with new performance goals was adopted for fiscal 1997. Bonuses of $110,000 were paid for fiscal 1996 under the Executive Bonus Plan in effect for fiscal 1996.

     Stock Options. The Company provides a long-term incentive through a stock option plan (the "Stock Option Plan") which was adopted in 1995. The Stock Option Plan is intended to foster management team cohesion and align management and shareholder interests. Key employees, including executive officers, are eligible for grants under the Stock Option Plan. The Stock Option Plan is administered by the Stock Option Committee, which consists exclusively of non-employee directors. Awards are intended to provide incentives for executive officers to enhance long-term corporate performance, as reflected in stock price, thereby increasing shareholder value, and to provide non-cash compensation to such officers as part of their overall compensation package. The Company believes that the Stock Option Plan encourages superior performance that can result in significantly enhanced shareholder value. The option price of shares granted under the Stock Option Plan may be less than the fair market value of the shares underlying the option on the date of grant, but such options generally have been granted at fair market value. Options granted under the Stock Option Plan generally terminate automatically upon termination of employment or service with the Company, except in cases of disability or death.

     As part of his three year employment contract, based upon the Board's view that Mr. Thompson's continued performance as President and Chief Operating Officer (now Chief Executive Officer) is very important to the Company, the Board recommended, and the Stock Option Committee of the Board granted, on December 20, 1995 additional options for Mr. Thompson to purchase 150,000 shares of Common Stock, vesting in ten years ending in December 2005. The additional options contain an accelerated vesting provision based upon the trading price of the Company's Common Stock in June of each of 1996 ($3.50), 1997 ($5.00), and 1998 ($10.00). The Company's Common Stock was trading at a price of less than $3.00 when these price targets were initially agreed upon, and had traded at significantly lower levels in the prior year.

     Executive Perquisites. In prior years, the Company has provided certain perquisites for its executive officers which the Management Compensation Committee has determined are customary for similar companies. With respect to fiscal 1996, the Management Compensation Committee decided to set aside approximately  $115,000  for  executives  and a group  of other  key  employees, collectively, for executive perquisites selected by such employees. The Committee determined that self-selection of perquisites would probably be most efficient for this portion of compensation of the executive and other key employees, taking advantage of available cost savings, tax benefits, and other factors.

     Other Compensation. In addition to the compensation paid to executive officers as described above, executive officers and other key employees receive benefits under the Company's Medical Reimbursement Plan (along with supplemental health benefits of up to $7,500 per executive), and executive officers receive, along with and on the same terms as other employees, contributions by the Company pursuant to the Company's Pension Plan and matching contributions under the Company's Pre-Tax Savings Plan (401k).

     CEO Compensation. In setting the Chief Executive Officer's salary and incentive compensation for fiscal 1997, the Management Compensation Committee reviewed the Company's fiscal 1996 financial performance in revenues, expenses, and pre-tax net income. Based upon its review at the outset of fiscal 1997, the Committee approved an increase in Mr. Thompson's salary for fiscal 1997 of $20,000 to $185,000. The Committee believes that any significant increase in Mr. Thompson's compensation for 1997 will come from the executive bonus plan, which is based on achieving the Company's revenue and net income targets, and that Mr. Thompson has substantial motivation to increase the value of the Company's Common Stock due to the large number of stock options that he holds. The Committee believes a significant performance-based component of total compensation serves the interests of shareholders by directly linking management compensation with corporate performance.

                    Management Compensation Committee Report
       Submitted by the Members of the Management Compensation Committee:

                                David M. Gische
                              Robert E. Gray, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None.

COMPARATIVE COMPANY PERFORMANCE

     The following line graph compares cumulative total shareholder return for the Company with a performance indicator of the NASDAQ Stock Market, and a peer group index over the last five fiscal years. The peer group consists of Active Voice Corporation, Boston Technology, Inc., Brite Voice Systems, Inc., Centigram Communications Inc., Cognitronics Corporation, Comverse Technology, Inc., Davox Corporation, Digital Sound Corporation, Intervoice Inc., Octel Communications, CP., Periphonics Corporation, and Syntellect, Inc.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                          Among Microlog Corporation,
                   NASDAQ Market Index, and Peer Group Index


                               [GRAPHIC OMITTED


                               FISCAL YEAR ENDING
COMPANY              1991     1992      1993      1994      1995      1996

MICROLOG CORP         100     66.67     225.00     39.59    283.33    366.67
PEER GROUP            100    123.71     173.28    189.00    230.80    256.02
BROAD MARKET          100     96.87     127.13    135.16    160.32    188.27



                     Assumes $100 Invested on Nov. 1, 1991
                          Assumes Dividends Reinvested
                      Fiscal Year Ending October 31, 1996

COMPENSATION OF DIRECTORS

     Compensation of Mr. Gische and Mr. Gray, through fiscal 1996, consisted of $1,000 per meeting with a maximum of $10,000 per year for each such director. Employee directors are not paid for attending meetings of the Board of Directors.

     The Company has a non-employee director stock option plan (the "Non-Employee Director Plan"), which was approved by the shareholders, pursuant to which 125,000 shares of Common Stock have been reserved for issuance to non-employee directors of the Company upon exercise of options granted under the Non-Employee Director Plan. The Company believes that options issued under the Non-Employee Director Plan create an incentive for non-employee directors to expend maximum effort for the growth and success of the Company. Options for 3,000 shares of Common Stock were granted during fiscal 1996 to each of Messrs. Gische and Gray under the Non-Employee Director Plan. The option price of all options granted under the Non-Employee Director Plan equal the fair market value of the shares underlying the option on the date of grant.

Options granted under the Non-Employee Director Plan expire if not exercised within ten years from the date of the grant of the option.

SECTION 16(A) DISCLOSURE

     Each director and officer of the Company, and each person who beneficially owns more than 10% of the Company's Common Stock, is required by Section 16(a) of the Securities Exchange Act of 1934 to file reports with the Securities and Exchange Commission ("SEC") of beneficial ownership of the Company's equity securities and certain changes to such ownership. Based on its review of the reports and written representations furnished by the persons required to file reports under Section 16(a), the Company believes that (i) Mr. Richard A. Thompson, the Company's President, Chief Executive Officer, and a Director, filed four late reports with the SEC of six transactions involving changes in beneficial ownership, (ii) Director, Robert E. Gray, Jr. filed two late reports of three transactions, and (iii) Director, David M. Gische filed one late report of a single transaction. The majority of the transactions involved grants or exercises of stock options that were not reported on a timely basis due to a misunderstanding about applicable filing requirements.

     The Company is taking a look at the procedures for the process of filing the required forms with the SEC to ensure filings are timely from this point forward.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                (Proposal No. 2)

     The Board of Directors has appointed the firm of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending October 31, 1997, subject to ratification of such appointment by the shareholders. The appointment of this firm was recommended to the Board of Directors by its Audit Committee. Price Waterhouse LLP has been acting as independent accountants of the Company since 1979.

     The submission of this matter to shareholders at the Annual Meeting is not required by law or by the By-Laws of the Company. Nevertheless, the Board of Directors of the Company is submitting it to the shareholders to ascertain their views. If this appointment is not ratified by the holders of at least a majority of the shares of Common Stock of the Company at the Annual Meeting, the Board of Directors intends to reconsider its appointment of Price Waterhouse LLP as independent accountants of the Company.

     Representatives of Price Waterhouse LLP will be present at the Annual Meeting and will be available to respond to questions or make a statement, if they so desire.

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

     Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received at the Company's principal executive offices not later than October 31, 1997 in order for such proposals to be included in the Company's proxy statement and proxy relating to the 1998 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include in the proxy statement and proxy relating to the 1998 Annual Meeting of Shareholders any shareholder proposal that does not meet all of the requirements for such inclusion in effect at that time.

     The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the person named in the enclosed proxy to vote the shares represented thereby in accordance with the determination of a majority of the Board of Directors.

     The Board of Directors of the Company urges each shareholder, whether or not he or she intends to be present at the Annual Meeting, to complete, sign, and return the enclosed proxy as promptly as possible.

                                        By Order of the Board of  Directors

                                        /s/ Richard A. Thompson

                                        Richard A. Thompson
                                        Chief Executive Officer

                                REVOCABLE PROXY
                              MICROLOG CORPORATION
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned shareholder hereby appoints Joe J. Lynn, Richard A. Thompson, or Steven R. Delmar, or any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Gaithersburg Hilton, 620 Perry Parkway, Gaithersburg, Maryland, 20877, on March 25, 1997, at 10:00 a.m., local time, and at any adjournments thereof, in respect of all shares of the Common Stock of the Company which the undersigned may be entitled to vote, on the following matters:

1.   Election of one director for a three year term ending in 2000:

        Robert E. Gray, Jr.

[ ]     FOR the nominee listed above.       [ ] WITHHOLD AUTHORITY  to  vote for
                                                the nominee listed above.

2. Proposal to ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending October 31, 1997:

       [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

3. In their discretion, on any other matters that may properly come before the meeting, or any adjournments thereof, in accordance with the recommendations of a majority of the Board of Directors.

            (Continued and to be dated and signed on reverse side.)

                          (continued from other side)

This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. However, if no direction is given, this proxy will be voted FOR the nominees in proposal 1 and 2.

     The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated February 25, 1997, and the 1996 Annual Report to Shareholders, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy, or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

[ ]   I PLAN TO ATTEND THE MARCH 25, 1997 ANNUAL SHAREHOLDERS MEETING

                                             Date:  _________________, 1997.



                                             -----------------------------------
                                             Signature   of    Shareholder    or
                                             Authorized   Representative

                                             PLEASE  DATE  AND SIGN  EXACTLY  AS
                                             NAME APPEARS HEREON. EACH EXECUTOR,
                                             ADMINISTRATOR,  TRUSTEE,  GUARDIAN,
                                             ATTORNEY-IN-FACT,     AND     OTHER
                                             FIDUCIARY  SHOULD SIGN AND INDICATE
                                             HIS OR HER FULL TITLE.  IN THE CASE
                                             OF STOCK  OWNERSHIP  IN THE NAME OF
                                             TWO OR MORE  PERSONS,  BOTH PERSONS
                                             SHOULD SIGN.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.